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                                                                     Exhibit 23

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to The Lamson & Sessions Co. Deferred Savings Plan of The Lamson & Sessions Co. of our report dated January 29, 1998, with respect to the consolidated financial statements and schedule of The Lamson & Sessions Co. included in the Annual Report on Form 10-K for the year ended January 3, 1998, filed with the Securities and Exchange Commission.


                                                             ERNST & YOUNG LLP


Cleveland, Ohio
February 25, 1998